Exhibit 99.1

AXIA HEALTH MANAGEMENT, LLC

AND SUBSIDIARIES

Tempe, Arizona

CONSOLIDATED FINANCIAL STATEMENTS

Nine Month Period Ended September 30, 2006

Year Ended December 31, 2005

Period from August 17, 2004 (Inception)

Through December 31, 2004

Independent Auditor’s Report

To the Members

AXIA Health Management, LLC and Subsidiaries

Tempe, Arizona

We have audited the accompanying consolidated balance sheets of AXIA Health Management, LLC and Subsidiaries as of September 30, 2006 and December 31, 2005, and the related consolidated statements of operations, changes in members’ equity, and cash flows for the nine month period ended September 30, 2006, the year ended December 31, 2005, and the period from August 17, 2004 (inception) through December 31, 2004. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of AXIA Health Management, LLC and Subsidiaries as of September 30, 2006 and December 31, 2005, and the results of their operations and their cash flows for the nine month period ended September 30, 2006, the year ended December 31, 2005 and the period from August 17, 2004 (inception) through December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

As further discussed in Note 22, Axia Health Management, LLC and Subsidiaries were acquired by Healthways, Inc. effective December 1, 2006.

/s/Clifton Gunderson LLP

Phoenix, Arizona

December 1, 2006

AXIA HEALTH MANAGEMENT, LLC AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

September 30, 2006 and December 31, 2005

ASSETS

	2006	2005
CURRENT ASSETS
Cash and cash equivalents	$2,359,467	$2,423,104
Certificate of deposit	131,102	128,602
Accounts receivable, net	22,748,670	14,186,880
Income taxes receivable	—	260,980
Inventory	1,516,579	874,611
Prepaid expenses	1,008,281	874,719
Deposits	99,624	134,820
Deferred income tax assets	1,749,072	—
Other current assets	23,227	49,097

Total current assets	29,636,022	18,932,813

PROPERTY AND EQUIPMENT, net	5,909,269	3,086,128

OTHER ASSETS
Goodwill	103,398,376	85,358,724
Intangible assets, net	51,175,482	49,907,244
Loan origination costs, net	3,265,877	3,682,292
Deposits in escrow	3,399,875	7,096,909

Total other assets	161,239,610	146,045,169

TOTAL ASSETS	$196,784,901	$168,064,110

LIABILITIES AND MEMBERS’ EQUITY

	2006	2005
CURRENT LIABILITIES
Current maturities of notes payable	$5,000,000	$5,440,000
Accounts payable	6,908,998	5,213,958
Accrued expenses	4,393,904	1,320,079
Accrued interest on notes payable	1,108,556	—
Deferred revenue	4,534,547	3,721,370
Performance guarantees	1,409,542	1,041,203
Income taxes payable	1,027,626	—
Medical claims payable	239,141	294,331
Customer deposits	14,220	24,292
Deferred income tax liabilities	—	88,622

Total current liabilities	24,636,534	17,143,855

LONG-TERM LIABILITIES
Notes payable, less current maturities	56,970,000	46,427,000
Deferred income tax liabilities	8,770,369	9,456,142
Other liabilities	33,186	28,815

Total long-term liabilities	65,773,555	55,911,957

Total liabilities	90,410,089	73,055,812

MEMBERS’ EQUITY	106,374,812	95,008,298

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$196,784,901	$168,064,110

These consolidated financial statements should be read only in connection with the accompanying summary of significant accounting policies

and notes to consolidated financial statements.

AXIA HEALTH MANAGEMENT, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

Nine Month Period Ended September 30, 2006

Year Ended December 31, 2005

Period From August 17, 2004 (Inception) Through December 31, 2004

	Nine Month Period Ended September 30, 2006	Year Ended December 31, 2005	Period From August 17, 2004 (Inception) Through December 31, 2004

REVENUES	$104,138,839	$68,961,283	$4,500,105

COST OF SERVICES (exclusive of depreciation and amortization shown below)	41,575,292	29,633,671	2,078,018

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	39,836,025	26,906,910	7,485,411

DEPRECIATION AND AMORTIZATION	7,459,760	4,179,297	204,805

Operating income (loss)	15,267,762	8,241,405	(5,268,129)

INTEREST EXPENSE	4,844,496	3,873,647	299,107

INTEREST INCOME	(90,996)	(85,883)	(10,040)

OTHER (INCOME) EXPENSE	115,845	2,627	(2,736)

Net income (loss) before income taxes	10,398,417	4,451,014	(5,554,460)

INCOME TAX (PROVISION) BENEFIT	(4,073,531)	(1,956,786)	1,960,582

NET INCOME (LOSS)	$6,324,886	$2,494,228	$(3,593,878)

These consolidated financial statements should be read only in connection with the accompanying summary of significant accounting policies

and notes to consolidated financial statements.

AXIA HEALTH MANAGEMENT, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS’ EQUITY

Nine Month Period Ended September 30, 2006

Year Ended December 31, 2005

Period From August 17, 2004 (Inception) Through December 31, 2004

	Members’ Capital	Retained Earnings (Accumulated Deficit)	Total Members’ Equity

BALANCES, AUGUST 17, 2004 (inception)	$—	$—	$—

Members’ initial capital contributions	39,800,000	—	39,800,000
Issuance of members’ capital in exchange for common stock of acquired entity	25,687,800	—	25,687,800
Net loss	—	(3,593,878)	(3,593,878)

BALANCES, DECEMBER 31, 2004	65,487,800	(3,593,878)	61,893,922

Members’ capital contributions	21,552,707	—	21,552,707
Issuance of members’ capital in exchange for common stock of acquired entities	9,067,441	—	9,067,441
Net income	—	2,494,228	2,494,228

BALANCES, DECEMBER 31, 2005	96,107,948	(1,099,650)	95,008,298

Members’ capital contributions	41,628	—	41,628
Issuance of members' capital in exchange for common stock of acquired entity	5,000,000	—	5,000,000
Net income	—	6,324,886	6,324,886

BALANCES, SEPTEMBER 30, 2006	$101,149,576	$5,225,236	$106,374,812

These consolidated financial statements should be read only in connection with the accompanying summary of significant accounting policies

and notes to consolidated financial statements.

AXIA HEALTH MANAGEMENT, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

Nine Month Period Ended September 30, 2006

Year Ended December 31, 2005

Period From August 17, 2004 (Inception) Through December 31, 2004

	Nine Month Period Ended September 30, 2006	Year Ended December 31, 2005	Period From August 17, 2004 (Inception) Through December 31, 2004

CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$6,324,886	$2,494,228	$(3,593,878)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization of property	887,998	492,221	32,125
Amortization of intangible assets	6,571,762	3,687,076	172,680
Amortization of loan origination costs	1,030,118	1,099,696	85,530
Loss on disposal of equipment	65,384	—	6,854
Deferred income taxes	(2,695,430)	1,315,433	(1,585,600)
Increase (decrease) in cash resulting from changes in:
Accounts receivable	(8,202,728)	(4,702,669)	(1,229,085)
Income taxes receivable	260,980	(135,980)	(150,000)
Inventory	(641,968)	(402,374)	3,531
Prepaid expenses	(133,562)	(153,417)	(301,792)
Deposits	51,023	279,022	(32,161)
Other current assets	25,870	13,177	(12,799)
Accounts payable	1,485,659	1,482,252	(514,698)
Accrued expenses	2,989,679	(4,288,824)	(5,731,250)
Accrued interest on notes payable	1,108,556	—	—
Deferred revenue	(55,322)	360,321	—
Performance guarantees	368,339	—	—
Income taxes payable	1,027,626	—	(224,980)
Medical claims payable	(55,190)	(225,944)	—
Customer deposits	(10,072)	(59,955)	(38)
Other liabilities	4,371	(32,267)	—

Net cash provided by (used in) operating activities	10,407,979	1,221,996	(13,075,561)

(Continued)

AXIA HEALTH MANAGEMENT, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

Nine Month Period Ended September 30, 2006

Year Ended December 31, 2005

Period From August 17, 2004 (Inception) Through December 31, 2004

	Nine Month Period Ended September 30, 2006	Year Ended December 31, 2005	Period From August 17, 2004 (Inception) Through December 31, 2004

CASH FLOWS FROM INVESTING ACTIVITIES
Investment in certificate of deposit	(2,500)	(128,602)	—
Purchases of subsidiaries, net of cash acquired	(11,783,037)	(44,658,763)	(42,698,047)
Additional purchase cost of HCD	(2,973,945)	(2,996,909)	—
Additional purchase cost of AWH	(2,500,126)	(100,000)	—
Additional purchase cost of QN	(3,546,587)	—	—
Additional purchase cost of HHT	(11,164)	—	—
Additional purchase cost of ePHIT	(35,275)	—	—
Deposits to escrow	(1,800,000)	(4,200,000)	(5,993,820)
Proceeds from sale of assets	57,000	—	—
Purchases of property and equipment	(3,517,644)	(1,171,074)	(92,732)
Release of deposits in escrow	5,497,034	3,096,909	—

Net cash used in investing activities	(20,616,244)	(50,158,439)	(48,784,599)

CASH FLOWS FROM FINANCING ACTIVITIES
Members’ capital contributions	41,628	21,552,707	39,800,000
Payments made on notes payable	(3,713,172)	(3,893,000)	—
Proceeds from issuance of notes payable	13,816,172	30,760,000	25,000,000

Net cash provided by financing activities	10,144,628	48,419,707	64,800,000

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(63,637)	(516,736)	2,939,840

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	2,423,104	2,939,840	—

CASH AND CASH EQUIVALENTS, END OF PERIOD	$2,359,467	$2,423,104	$2,939,840

These consolidated financial statements should be read only in connection with the accompanying summary of significant accounting policies

and notes to consolidated financial statements.

AXIA HEALTH MANAGEMENT, LLC AND SUBSIDIARIES

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

September 30, 2006

December 31, 2005 and 2004

ORGANIZATION AND BACKGROUND

AXIA Health Management, LLC:

The consolidated financial statements include accounts of AXIA Health Management, LLC (the Parent) and its wholly-owned subsidiary, Axia Health Management, Inc. which was purchased November 23, 2004, (collectively the Company). The Company acquired three subsidiaries during 2005: American WholeHealth, Inc., QuitNet.com, Inc., and Harris HealthTrends, Incorporated. In 2006, the Company acquired My ePHIT.com, LLC. AXIA Health Management, LLC was formed as a Delaware limited liability company on August 17, 2004.

The Company is a national provider of prevention programs designed to avoid, delay, or mitigate the effects of chronic diseases.

AXIA Health Management , Inc. formerly known as Healthcare Dimensions, Inc. (HCD):

HCD is a national health care company headquartered in Tempe, Arizona. Its primary purpose is to improve the health of participants and reduce medical costs for health insurance plans by motivating participants to become more physically active. HCD manages and sells its programs to health insurance companies or other large consumer groups throughout the United States.

Through the SilverSneakers® Fitness Program, HCD contracts with health insurance plans to develop a network of participating fitness centers. In connection with the fitness centers, HCD develops and implements programs to encourage Medicare eligible participants to increase their level of physical activities and thereby improve their health and reduce their medical claims.

AXIA WholeHealth Services, Inc. formerly known as American WholeHealth, Inc. (AWH):

AWH, a Delaware Corporation, is a healthcare service company that offers network management services to managed care payers and employer groups that provide access to complementary medicine providers. The network management services are provided throughout the United States through contracts with more than 26,000 complimentary and alternative providers that include, but are not limited to chiropractors, acupuncturists, massage therapists, personal trainers, and naturopathic practitioners.

AXIA QuitNet, Inc. formerly known as QuitNet.com, Inc. (QN):

QN was formed on January 14, 2000, as a Delaware Corporation. During 2001, QN purchased certain assets vital to the business from Boston University, including a website, trademarks, databases, and other assets. QN derives its revenue from providing web-based smoking cessation programs for public and private agencies, advertising and marketing fees from pharmaceutical companies, individual subscribers, online sales of FDA approved nicotine replacement therapies, and sponsored research.

AXIA HEALTH MANAGEMENT, LLC AND SUBSIDIARIES

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

September 30, 2006

December 31, 2005 and 2004

ORGANIZATION AND BACKGROUND (CONTINUED)

AXIA HealthTrends, Inc. formerly known as Harris HealthTrends, Incorporated (HHT):

HHT is a provider of call-center based Lifestyle Management (“LM”, also known as “Health Advising” or “Health Coaching”) and Disease Management (“DM”) programs; onsite fitness and rehabilitation facility management; and related wellness and screening services.

HHT uses custom-designed health management programs that integrate behavioral science and health education principles with unique technology in order to assess and improve the health behavior of more than three million people throughout the United States. Their clients include some of the world’s top manufacturers, managed care organizations, state governments, financial corporations, medical centers and institutions of higher education.

My ePHIT.com, LLC (ePHIT)

ePHIT is an online health and wellness program that promotes healthier lifestyles among individuals of all ages. Customized plans are created by registered dietitians, certified personal trainers and accredited psychologists to provide members with the tools and motivation needed to engage in regular physical fitness, proper eating habits and overall lifestyle management.

USE OF ESTIMATES IN PREPARING CONSOLIDATED FINANCIAL STATEMENTS

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make a number of estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. On an ongoing basis, the Company evaluates its estimates and assumptions based upon historical experience, geographical and utilization data, regression modeling, as well as various other factors. Actual results could differ from those estimates.

PRINCIPLES OF CONSOLIDATION

The accompanying consolidated financial statements include the accounts of the Company and its subsidiaries. Inter-company transactions and balances have been eliminated in consolidation.

AXIA HEALTH MANAGEMENT, LLC AND SUBSIDIARIES

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

September 30, 2006

December 31, 2005 and 2004

REVENUE RECOGNITION

The revenue of the Company consists primarily of capitation revenue, internet access revenue, fee for service revenue and fixed and variable contract revenue.

Capitation and internet access revenue are management fees charged to contracting health insurance plans on a per member per month (PMPM) basis. Capitation revenue is based on a tiered schedule. Capitation revenue is billed and recognized during the month in which the service takes place. Internet access revenue is based on the number of participants enrolled in the plan and is recognized in the month of enrollment.

Fee For Service (FFS) revenue is based on utilization of the fitness facilities by the health plan participants. An estimate is made by management of the FFS revenue to be billed based upon contracts in place and empirical data outlined earlier in the Use of Estimates in Preparing Consolidated Financial Statements section. An estimated utilization receivable is booked to record the revenue in the month earned and an invoice is generated in the following month. At the same time an estimated utilization payable is recorded for related fees due to the fitness centers.

Variable PMPM enrollee fees are based on the number of participants enrolled in the program in the month billed, and the PMPM fees are recognized in the month services are performed, product sales are billed and recognized in the month the product is sold, partnership fees are billed up front and recognized over the life of the contract, and certain PMPM fees are billed and recognized in the month the member is billed. Advertising and marketing fees are billed in advance and recognized over the life of the contract.

Revenue from both fixed and variable contracts is recognized during the month or period for which the service is provided either over the life of the contract, life of the program or immediately. Deferred revenue is recorded when amounts are collected in advance of being earned.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

ACCOUNTS RECEIVABLE

Accounts receivable are uncollateralized contractual customer obligations. Accounts receivable are stated at the invoice amount and are due upon presentation.

Account balances with invoices over sixty days old are considered delinquent. Payments of accounts receivable are applied to the specific invoices identified on the customer’s remittance advice or, if unspecified, to the oldest unpaid invoice.

AXIA HEALTH MANAGEMENT, LLC AND SUBSIDIARIES

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

September 30, 2006

December 31, 2005 and 2004

ACCOUNTS RECEIVABLE (CONTINUED)

The carrying amount of accounts receivable is reduced by a valuation allowance that reflects management’s best estimate of amounts that will not be collected. The allowance for doubtful accounts is based on management’s assessment of the collectibility of specific customer accounts and the aging of the accounts receivable. If there is a deterioration of a major customer’s credit worthiness or actual defaults are higher than the historical experience, management’s estimates of the recoverability of amounts due could be adversely affected. All accounts or portions thereof deemed to be uncollectible or to require an excessive collection cost are written off to the allowance for doubtful accounts.

INVENTORY

Inventory, consisting of promotional products, is stated at the lower of cost or market with cost determined using the FIFO (first-in, first-out) method.

PROPERTY AND EQUIPMENT

Acquired property and equipment are initially recorded at cost. Property and equipment acquired in a business combination are recorded at fair value. Depreciation and amortization have been provided on the straight-line method over estimated lives, which range from three to seven years. Leasehold improvements are amortized over the estimated useful life of the assets or the term of the related lease, whichever is shorter.

GOODWILL

Goodwill resulting from the acquisition of the subsidiaries is not amortized but is subjected to annual impairment tests. An annual impairment test was performed for the Company as of September 30, 2006 and October 31, 2005, by an independent valuation company. As a result of these tests, management believes there is no impairment of goodwill as of September 30, 2006 and December 31, 2005.

IDENTIFIABLE INTANGIBLE ASSETS

Identifiable intangible assets are recorded at the fair market value of the intangible assets as determined by an independent valuation obtained by the Company as of the date of the related acquisitions. These acquired intangible assets are amortized on a straight-line basis over the estimated remaining life of the intangibles which range from 3 to 20 years.

LOAN ORIGINATION COSTS

Loan origination costs are amortized on the interest method over the terms of the related notes.

AXIA HEALTH MANAGEMENT, LLC AND SUBSIDIARIES

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

September 30, 2006

December 31, 2005 and 2004

IMPAIRMENT OF LONG-LIVED ASSETS

The Company reviews long-lived assets and certain identifiable intangibles for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of carrying amount or fair value less costs to sell.

MEDICAL CLAIMS PAYABLE

The Company calculates an estimated medical claims payable to account for medical claims incurred but not yet paid or reported. The payable calculation is based upon historical claims data and claims experience. Typically, there is a short lag period between the claim service date and payment date. The Company has a policy that claims must be submitted within 90 days in order to receive payment. Based upon history, more than 90% of claims are paid within 60 days.

PERFORMANCE GUARANTEES

Certain customer contracts guarantee that the Company will satisfy performance standards, or a specified percentage of the contract will be reduced or refunded, if previously paid. Performance is monitored throughout the program period and the related revenues which management estimates to be “at risk” are deferred until the performance guarantee has been satisfied.

ADVERTISING

The Company expenses advertising costs as incurred.

INCOME TAXES

In lieu of corporate income taxes, the members of a limited liability company are taxed on their proportionate share of the Parent’s taxable income. However, HCD and its subsidiaries are taxed as C corporations, therefore, a provision for federal and state corporate income taxes is included in these consolidated financial statements.

Deferred income taxes are provided by the Company for temporary differences between financial statement and income tax reporting. Temporary differences are differences between the amounts of the assets and liabilities reported for financial statement purposes and their tax bases. Deferred tax assets are recognized for temporary differences that will be deductible in future years’ tax returns and for operating loss and tax credit carryforwards. Deferred tax assets are reduced by a valuation allowance if it is deemed more likely than not that some or all of the deferred tax assets will not be realized. Deferred tax liabilities are recognized for temporary differences that will be taxable in future years’ tax returns.

AXIA HEALTH MANAGEMENT, LLC AND SUBSIDIARIES

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

September 30, 2006

December 31, 2005 and 2004

MEMBER UNIT-BASED COMPENSATION

Effective January 1, 2006, the Company adopted Statement of Financial Accounting Standards 123(R), Share-Based Payment (SFAS No. 123(R)). This statement replaces SFAS No. 123, Accounting for Stock-Based Compensation and supersedes Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (APB No. 25). SFAS No. 123(R) requires that all stock-based compensation be recognized as an expense in the financial statements and that such cost be measured at the fair value of the award. The Company has elected to utilize the modified prospective transition method for adopting SFAS No. 123(R). Under this method, the provisions of SFAS No. 123(R) apply to all awards granted or modified after the date of adoption. In addition, the unrecognized expense of awards not yet vested at the date of adoption, determined under the original provisions of SFAS No. 123, shall be recognized in net earnings in the periods after the date of adoption. SFAS No. 123(R) also requires that excess tax benefits related to stock option exercises be reflected as financing cash inflows instead of operating cash inflows. The Company did not (1) grant new awards after the effective date (January 1, 2006) or (2) have existing awards that were modified, repurchased or cancelled after the effective date. Therefore, the Company recognized no member unit-based compensation cost and no related tax-benefits during the nine months ended September 30, 2006.

Prior to the Company’s adoption of SFAS No. 123(R), the Company accounted for its membership unit based awards using the intrinsic-value-based method prescribed in APB No. 25 and related interpretations in accounting as permitted by SFAS No. 123. The Company, applying the intrinsic value method, did not record member unit-based compensation cost in net earnings because the exercise price of its membership unit grants equaled the market price of the underlying membership unit on the date of grant.

The Company determined grant-date fair values of units granted during the years ended December 31, 2005 and 2004, by using the “minimum value method” as permitted by FAS No. 123.

NEW AUTHORITATIVE ACCOUNTING LITERATURE

Accounting for Uncertainty in Income Taxes

In June 2006, the FASB issued FIN No. 48, Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109. FIN No. 48 creates a single model to address uncertainty in income tax positions by prescribing the minimum recognition threshold a tax position is required to meet before being recognized in the financial statements. It also provides guidance on derecognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition. It is effective for fiscal years beginning after December 15, 2006. The Company does not yet know the impact that the adoption of FIN No. 48, will have on its financial position or results of operations.

AXIA HEALTH MANAGEMENT, LLC AND SUBSIDIARIES

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

September 30, 2006

December 31, 2005 and 2004

NEW AUTHORITATIVE ACCOUNTING LITERATURE (CONTINUED)

Fair Value Measurement

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurement, which provides guidance for using fair value to measure assets and liabilities, including a fair value hierarchy that prioritizes the information used to develop fair value assumptions. It also requires expanded disclosure about the extent to which companies measure assets and liabilities at fair value, the information used to measure fair value, and the effect of fair value measurements on earnings. The standard applies whenever other standards require (or permit) assets or liabilities to be measured at fair value and does not expand the use of fair value in any new circumstances.

SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company does not expect the adoption of SFAS No. 157 to have a material impact on its financial position or results of operations.

This information is an integral part of the accompanying consolidated financial statements.

AXIA HEALTH MANAGEMENT, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2006

December 31, 2005 and 2004

NOTE 1 – PURCHASES OF SUBSIDIARIES

Acquisition in 2004

Healthcare Dimensions, Inc.

On November 10, 2004, the Parent formed HCD Acquisition, Inc. for purposes of acquiring the outstanding shares of Healthcare Dimensions, Inc. from the existing stockholders. Upon acquisition of 100% of the outstanding shares of common stock on November 23, 2004, HCD Acquisition, Inc. was merged into HCD, and HCD was the surviving entity.

As of November 23, 2004, HCD became a wholly-owned subsidiary of the Parent. Accordingly, the results of operations of HCD have been included in the accompanying consolidated financial statements from that date forward. The acquisition was made for the purpose of providing additional capital resources to the Company to fund future growth and development opportunities.

At the time of the acquisition, an escrow account of $5,993,820 was established. The funds in escrow were subject to claims resulting from any discrepancy in the representations and warranties specified in the Stock Purchase Agreement. The remaining funds in escrow were released to the sellers and resulted in an increase in goodwill.

A summary of the purchase price at the time of acquisition is as follows:

Payments to stockholders	$43,122,740
Transaction costs	4,969,683
Rollover membership interest	25,687,800

Total cost	$73,780,223

AXIA HEALTH MANAGEMENT, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2006

December 31, 2005 and 2004

NOTE 1 – PURCHASES OF SUBSIDIARIES (CONTINUED)

Healthcare Dimensions, Inc. (Continued)

A condensed balance sheet of HCD showing the fair value of the assets acquired and the liabilities assumed as of the date of acquisition follows:

Current assets	$10,654,847
Property and equipment	962,596
Other assets	5,011

Identifiable intangible assets:
Customer relationships	9,631,000
Trade names/trademarks	8,621,000
Established distributor network	1,773,000
Software	326,000

Total identifiable intangible assets	20,351,000

Loan origination costs	3,235,480
Goodwill arising in the acquisition	56,373,566

Total assets	91,582,500

Current liabilities	9,652,277

Deferred income taxes	8,150,000

Net assets acquired	$73,780,223

The following information is presented assuming the acquisition of HCD was completed as of January 1, 2004. The pro forma consolidated results of operations include purchase accounting adjustments, such as fair market value adjustments of the assets and liabilities and interest expense relating to the debt acquired in connection with the purchase. The unaudited pro forma information presented below is not necessarily indicative of the results of operations which would have occurred had the purchase been made at the beginning of the earliest period presented or of future results of the combined operations.

Year Ended December 31, 2004 (Unaudited)

Revenues	$38,462,459

Net income (loss) before income taxes	$(8,894,686)

Net income (loss)	$(5,598,014)

AXIA HEALTH MANAGEMENT, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2006

December 31, 2005 and 2004

NOTE 1 – PURCHASES OF SUBSIDIARIES (CONTINUED)

Acquisitions in 2005

American WholeHealth, Inc.

In June 2005, the Company formed AWH Acquisition, Inc. for purposes of acquiring the outstanding shares of American WholeHealth, Inc. (AWH) from the existing stockholders. Upon acquisition of 100% of the outstanding shares of common stock on June 20, 2005, AWH Acquisition, Inc. was merged into AWH, and AWH was the surviving entity.

Effective July 1, 2005, AWH became a wholly-owned subsidiary of the Company. Accordingly, the results of operations of AWH have been included in the accompanying consolidated financial statements from that date forward. The acquisition was made for the purpose of expanding the healthcare related services provided by the Company.

At the time of the acquisition, an escrow account of $3,850,000 was established. The funds in escrow are subject to claims resulting from any discrepancy in the representations and warranties specified in the Stock Purchase Agreement. Sixty-six percent of the remaining funds in escrow were released to the sellers on July 1, 2006, and the remainder is scheduled to be released in December 2006. The release of the escrow funds will lead to a further adjustment of goodwill.

QuitNet.com, Inc.

In October 2005, the Company formed QuitNet.com Acquisition, Inc. for purposes of acquiring the outstanding shares of QN from the existing stockholders. Upon acquisition of 100% of the outstanding shares of the common stock on October 7, 2005, QuitNet.com Acquisition, Inc. was merged with QN, and QN was the surviving entity.

Effective October 1, 2005, QN became a wholly-owned subsidiary of the Company. Accordingly, the results of operations of QN have been included in the accompanying consolidated financial statements from that date forward. The acquisition was made for the purpose of expanding the healthcare related services provided by the Company.

At the time of the acquisition, an escrow account of $350,000 was established. The funds in escrow are subject to claims resulting from any discrepancy in the representations and warranties specified in the Stock Purchase Agreement. The remaining funds in escrow will be released to the sellers on December 31, 2006. Additional transaction costs may be recognized when the escrow funds are released and will result in an increase in goodwill. The release of the escrow funds will lead to a further adjustment of goodwill.

As additional contingent consideration the sellers were eligible to receive an Earnout Payment as defined in the Stock Purchase Agreement of up to $3,300,000, and the sellers agent was eligible to receive an Earnout Bonus of up to $200,000. The calculation of the Earnout Payment and Bonus was based on earnings before interest, taxes, depreciation and amortization (EBITDA) for the nine-month period ended June 30, 2006. The Earnout Payment and Bonus were determined, and the goodwill account was increased by $3,500,000 during the nine month period ended September 30, 2006.

AXIA HEALTH MANAGEMENT, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2006

December 31, 2005 and 2004

NOTE 1 – PURCHASES OF SUBSIDIARIES (CONTINUED)

Harris HealthTrends, Incorporated

On December 21, 2005, the Company purchased 100% of the outstanding shares of the common stock of Harris HealthTrends, Incorporated.

Effective December 1, 2005, HHT became a wholly-owned subsidiary of the Company. Accordingly, the results of operations of HHT have been included in the accompanying consolidated financial statements from that date forward. The acquisition was made for the purpose of expanding the healthcare related services provided by the Company.

As additional contingent consideration, the sellers may receive an Earnout Payment as defined in the Purchase Agreement. The Tier I payment will be based on Business EBITDA, as defined in the Purchase Agreement, for the thirteen-month period ended December 31, 2006, and is not to exceed $7,500,000. The Tier II payment will be based on Business EBITDA for the year ended December 31, 2007, and is not to exceed $6,000,000. The total Earnout Payment for Tier I and Tier II combined is not to exceed $10,500,000. Any Earnout Payments under this Purchase Agreement will result in an increase in goodwill at the time of determination.

Summary of the Three 2005 Acquisitions

A summary of the purchase prices at the time of acquisition is as follows:

	AWH	QN	HHT	Total

Payments to stockholders	$24,920,382	$2,730,286	$15,000,000	$42,650,668
Warrant payments to stockholders	405,226	—	—	405,226
Management equity payments	3,462,538	—	—	3,462,538
Rollover membership interest	1,130,641	436,800	7,500,000	9,067,441
Liabilities assumed	316,797	—	—	316,797
Transaction costs	1,531,139	249,811	724,899	2,505,849

Total cost	$31,766,723	$3,416,897	$23,224,899	$58,408,519

AXIA HEALTH MANAGEMENT, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2006

December 31, 2005 and 2004

NOTE 1 – PURCHASES OF SUBSIDIARIES (CONTINUED)

A condensed balance sheet of the acquired entities showing the fair value of the assets acquired and the liabilities assumed as of the date of acquisition follows:

	AWH	QN	HHT	Total

Current assets	$4,924,083	$686,603	$3,387,705	$8,998,391
Property and equipment	229,760	89,930	1,071,236	1,390,926
Deferred income tax asset	6,248,461	—	—	6,248,461

Identifiable intangible assets:
Customer relationships	7,109,000	1,874,000	6,560,000	15,543,000
Proprietary web content	3,957,000	956,000	—	4,913,000
Proprietary know how	—	—	4,960,000	4,960,000
Proprietary software	2,958,000	654,000	910,000	4,522,000
Provider network	1,100,000	—	—	1,100,000
Established distributor network	62,000	—	—	62,000
Trade name and trademark	—	296,000	1,590,000	1,886,000
Non-compete agreement	—	—	430,000	430,000

Total identifiable intangible assets	15,186,000	3,780,000	14,450,000	33,416,000

Loan origination costs	1,002,266	104,800	524,972	1,632,038
Goodwill arising in the acquisition	10,629,355	690,927	14,567,967	25,888,249

Total assets	38,219,925	5,352,260	34,001,880	77,574,065

Current liabilities	6,453,202	525,079	4,521,473	11,499,754
Deferred income tax liability	—	1,410,284	6,255,508	7,665,792

Net assets acquired	$31,766,723	$3,416,897	$23,224,899	$58,408,519

Effective December 1, 2005, ownership of AWH and QN was transferred from the Parent to HCD in a tax-free exchange.

AXIA HEALTH MANAGEMENT, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2006

December 31, 2005 and 2004

NOTE 1 – PURCHASES OF SUBSIDIARIES (CONTINUED)

The following information is presented assuming the acquisitions of AWH, QN and HHT were completed as of January 1, 2004. The pro forma consolidated results of operations include purchase accounting adjustments, such as fair market value adjustments of the assets and liabilities and interest expense relating to the debt acquired in connection with the purchase. The unaudited pro forma information presented below is not necessarily indicative of the results of which would have occurred had the purchase been made at the beginning of the earliest period presented or of future results of the combined operations.

	Year Ended December 31, 2005 (Unaudited)	Year Ended December 31, 2004 (Unaudited)

Revenues	$90,086,702	$26,084,952

Net income (loss) before income taxes	$1,741,056	$(11,443,974)

Net income (loss)	$868,253	$(7,127,587)

Acquisition in 2006

My ePHIT.com, LLC (ePHIT)

On April 5, 2006, the Company purchased 100% of the outstanding membership interests of My ePHIT.com, LLC.

Effective March 31, 2006, ePHIT became a wholly-owned subsidiary of the Company. Accordingly, the results of operations of ePHIT have been included in the accompanying consolidated financial statements from that date forward. The acquisition was made for the purpose of expanding the healthcare related services provided by the Company.

At the time of the acquisition, an escrow account of $1,800,000 was established. The funds in escrow are subject to claims resulting from any discrepancy in the representations and warranties specified in the LLC Interest Purchase Agreement. The remaining funds in escrow will be released to the sellers on June 30, 2007. The release of the escrow funds will lead to a further adjustment of goodwill.

As additional contingent consideration, the sellers may receive an Earnout Payment as defined in the Purchase Agreement of up to $15,000,000. The calculation of the earnout bonus is based on earnings before interest, taxes, depreciation and amortization (EBITDA) for the twelve-month period ended March 31, 2007. Any Earnout Payments under this Purchase Agreement will result in an increase in goodwill at the time of determination.

AXIA HEALTH MANAGEMENT, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2006

December 31, 2005 and 2004

NOTE 1 – PURCHASES OF SUBSIDIARIES (CONTINUED)

My ePHIT.com, LLC (ePHIT) (Continued)

A summary of the purchase price at the time of acquisition is as follows:

Payments to stockholders	$11,200,000
Rollover membership interest	5,000,000
Transaction costs	839,735

Total cost	$17,039,735

Current assets	$631,587
Property and equipment	315,879
Identifiable intangible assets:
Customer relationships	4,240,000
Proprietary know how	1,270,000
Proprietary software	1,020,000
Non-compete agreement	1,310,000

Total identifiable intangible assets	7,840,000
Loan origination costs	613,703
Goodwill arising in the acquisition	9,720,098

Total assets	19,121,267
Current liabilities	1,162,026
Deferred income tax liability	919,506

Net assets acquired	$17,039,735

The following information is presented assuming the acquisition of ePHIT was completed as of January 1, 2005. The pro forma consolidated results of operations include purchase accounting adjustments, such as fair market value adjustments of the assets and liabilities and interest expense relating to the debt acquired in connection with the purchase. The unaudited pro forma information presented below is not necessarily indicative of the results of operations which would have occurred had the purchase been made at the beginning of the previous period presented or of future results of the combined operations.

	Nine Month Period Ended September 30, 2006 (Unaudited)	Year Ended December 31, 2005 (Unaudited)

Revenues	$105,426,716	$73,652,168

Net income (loss) before income taxes	$9,582,562	$1,041,266

Net income (loss)	$5,762,576	$448,379

AXIA HEALTH MANAGEMENT, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2006

December 31, 2005 and 2004

NOTE 2 – ACCOUNTS RECEIVABLE

A summary of accounts receivable follows:

	2006	2005

Accounts receivable	$17,830,121	$10,345,266
Estimated utilization receivable	5,316,546	3,957,852

Total	23,146,667	14,303,118
Less allowance for doubtful accounts	(397,997)	(116,238)

Accounts receivable, net	$22,748,670	$14,186,880

NOTE 3 – PROPERTY AND EQUIPMENT

A summary of property and equipment follows:

	2006	2005

Furniture and fixtures	$1,513,337	$905,163
Office equipment	451,356	503,584
Computer equipment	2,361,633	1,403,571
Computer software	1,203,128	430,719
Software under development	1,271,631	—
Vehicles	29,825	29,825
Leasehold improvements	490,703	337,612

Total	7,321,613	3,610,474
Less accumulated depreciation and amortization	(1,412,344)	(524,346)

Property and equipment, net of accumulated depreciation and amortization	$5,909,269	$3,086,128

AXIA HEALTH MANAGEMENT, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2006

December 31, 2005 and 2004

NOTE 4 – INTANGIBLE ASSETS

A summary of intangible assets follows:

	2006	2005

Customer relationships	$29,414,000	$25,174,000
Trade names and trademarks	10,507,000	10,507,000
Established distributor network	1,835,000	1,835,000
Proprietary software	5,868,000	4,848,000
Proprietary web content	4,913,000	4,913,000
Proprietary know how	6,230,000	4,960,000
Provider network	1,100,000	1,100,000
Non-compete agreement	1,740,000	430,000

Total	61,607,000	53,767,000
Less accumulated amortization	(10,431,518)	(3,859,756)

Intangible assets, net of accumulated amortization	$51,175,482	$49,907,244

Expected amortization of intangible assets is as follows:

2006 (three months ended December 31, 2006)	$2,347,146
2007	9,374,779
2008	8,731,538
2009	7,492,537
2010	6,053,237
2011	3,758,271
Thereafter through 2024	13,417,974

Total	$51,175,482

AXIA HEALTH MANAGEMENT, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2006

December 31, 2005 and 2004

NOTE 5 – GOODWILL

A summary of changes in goodwill follows:

	2006	2005

Balance, beginning of year	$85,358,724	$56,373,566
Additions to prior year acquisitions
Release of escrow	4,749,491	2,996,909
Additional transaction costs paid	34,789	—
Earnout payment	3,500,000	—
Goodwill acquired during the period	9,720,098	25,888,249
Additions to current year acquisitions
Release of escrow	—	100,000
Additional transaction costs paid	35,274	—

Balance, end of year	$103,398,376	$85,358,724

NOTE 6 – LOAN ORIGINATION COSTS

A summary of loan origination costs follows:

	2006	2005

Loan origination costs	$5,481,221	$4,867,518

Less accumulated amortization	(2,215,344)	(1,185,226)

Loan origination costs, net of accumulated amortization	$3,265,877	$3,682,292

Expected amortization of loan origination costs is as follows:

2006 (three months ended December 31, 2006)	$335,641
2007	1,223,213
2008	979,523
2009	613,519
2010	113,981

Total	$3,265,877

AXIA HEALTH MANAGEMENT, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2006

December 31, 2005 and 2004

NOTE 7 – ACCRUED EXPENSES

A summary of accrued expenses follows:

	2006	2005

Salaries and bonuses	$2,934,561	$684,840
Employee benefits	761,883	249,877
Payroll taxes	347,786	105,793
Professional fees	216,255	170,166
Other	133,419	109,403

Total accrued expenses	$4,393,904	$1,320,079

NOTE 8 – MEDICAL CLAIMS PAYABLE

The Company has established a liability for both reported and unreported insured events which includes estimates of both future payments of losses and related loss adjustment expenses. Changes in those aggregate liabilities are as follows:

	2006	2005

Medical claims payable, beginning of period	$294,331	$—

Incurred losses and loss expenses	771,139	245,706

Liability acquired in purchase of AWH	—	520,275

Paid losses and loss expense	(826,329)	(471,650)

Medical claims payable, end of period	$239,141	$294,331

NOTE 9 – NOTES PAYABLE

The Company entered into a credit agreement as of November 23, 2004, with Merrill Lynch Business Financial Services, Inc. to obtain $25,000,000 which was used to acquire HCD. On June 30, 2005, the credit agreement was amended and an additional $17,500,000 was obtained for the acquisition of AWH. On October 7, 2005, the second amendment was entered into to include QN as co-obligors under the loan. On December 19, 2005, amendment three to the credit agreement was entered into and an additional $10,000,000 was obtained for the acquisition of HHT. On April 5, 2006, the credit agreement was further amended and restated to add ePHIT as a borrower, increase the revolving loan to $20,000,000 and designate a Term Loan A and Term Loan B. The Term Loan A had an original principal amount of $52,500,000 and the Term Loan B had an original principal amount of $10,000,000. The Term Loan B funds were obtained for the acquisition of ePHIT.

AXIA HEALTH MANAGEMENT, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2006

December 31, 2005 and 2004

NOTE 9 – NOTES PAYABLE (CONTINUED)

The credit agreement also provides for a revolving loan, not to exceed $20,000,000 and a swingline loan. The swingline loan is not to exceed the smaller of (i) $2,000,000, (ii) the remaining unused revolving loan commitment, and (iii) the borrowing base, as defined in the agreement, less the amount of revolving loan outstanding.

The Company has the option of paying interest at the base rate which is prime plus 2.0% for the Term Loan A and revolving loans, and prime plus 2.75% for the Term Loan B or the LIBOR rate plus 3.25% for the Term Loan A and revolving loans, and LIBOR plus 4.0% for the Term Loan B. The Company pays interest at the base rate which is prime plus 2.0% for the swingline loan. As of September 30, 2006, the Company was paying interest at the LIBOR option ranging from 8.5% to 9.25% on the term loans and at the base rate of 10.25% on the revolving loan. As of December 31, 2005, the Company was paying interest at the base rate ranging from 9.5% to 10.0% on the revolving loan and a portion of the Term Loan A and at the LIBOR option of 8.29% on the balance of the Term Loan A. Interest is to be paid monthly under the base rate option and quarterly under the LIBOR rate option.

Note payments on the Term A loan began on January 1, 2005, and are paid quarterly thereafter starting on March 1, 2005. Payments on the Term A loan range from $800,000 to $3,825,000 per quarter with a final payment of $18,785,000 to be made on November 22, 2009. Note payments on the Term B loan began on June 30, 2006, and are paid quarterly thereafter. Payments on the Term B loan range from $25,000 to $2,400,000 per quarter with the final payment to be made on March 31, 2011. The revolving loan commitment terminates on November 22, 2009.

The credit agreement includes mandatory prepayments from excess cash flow, as defined in the agreement, major casualty insurance proceeds, proceeds from issuance of debt or equity securities, proceeds of any asset disposition, or any extraordinary receipts. The loans are collateralized by all tangible and intangible assets of the Company.

Notes payable consists of the following:

	2006	2005

Term Loan A	$45,020,000	$47,380,000
Term Loan B	9,950,000	—
Revolving loan	7,000,000	4,487,000

Total	61,970,000	51,867,000

Less current maturities	(5,000,000)	(5,440,000)

Long-term maturities of notes payable	$56,970,000	$46,427,000

AXIA HEALTH MANAGEMENT, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2006

December 31, 2005 and 2004

NOTE 9 – NOTES PAYABLE (CONTINUED)

Future maturities on notes payable are as follows:

2006 (three months ended December 31, 2006)	$775,000
2007	5,950,000
2008	8,260,000
2009	37,360,000
2010	7,225,000
2011	2,400,000

Total	$61,970,000

The Company had no borrowings outstanding on the swingline loan as of September 30, 2006 and December 31, 2005.

Interest expense related to the term notes was approximately $3,530,000 for the nine month period ended September 30, 2006, $2,672,000 for the year ended December 31, 2005, and $170,000 for the period from August 17, 2004 (inception) through December 31, 2004. Interest expense for the revolving loan was approximately $284,400 for the nine month period ended September 30, 2006, $102,000 for the year ended December 31, 2005, and $0 for the period from August 17, 2004 (inception) through December 31, 2004.

The provisions of the notes payable contain various covenants pertaining to capital expenditures, minimum adjusted EBITDA, and various financial ratios.

All notes payable to Merrill Lynch Business Financial Services, Inc. were paid off on December 1, 2006, in connection with the sale of the Company, as further discussed in Note 22.

NOTE 10 – COMMITMENTS

The Company leases various offices and office equipment under noncancelable operating lease agreements. The various lease terms range from two to ten years, with average monthly payments approximating $130,000. These leases are renewable at the option of the Company.

The Company has also entered into license agreements with unrelated parties for various software licenses.

Future minimum payments under these commitments are as follows:

2006 (three months ended December 31, 2006)	$381,191
2007	1,149,408
2008	829,754
2009	700,228
2010	650,109
2011	341,528
Thereafter	692,988

Total	$4,745,206

AXIA HEALTH MANAGEMENT, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2006

December 31, 2005 and 2004

NOTE 10 – COMMITMENTS (CONTINUED)

Lease expense was approximately $1,413,000 for the nine month period ended September 30, 2006, $844,000 for the year ended December 31, 2005, and $36,000 for the period from August 17, 2004 (inception) through December 31, 2004.

NOTE 11 – INCOME TAXES

A summary of the (provision) benefit for income taxes follows:

	2006
	Current	Deferred	Total

Federal	$(5,927,378)	$2,368,490	$(3,558,888)
State	(841,583)	326,940	(514,643)

Total	$(6,768,961)	$2,695,430	$(4,073,531)

	2005
	Current	Deferred	Total

Federal	$(537,345)	$(1,145,482)	$(1,682,827)
State	(104,008)	(169,951)	(273,959)

Total	$(641,353)	$(1,315,433)	$(1,956,786)

	2004
	Current	Deferred	Total

Federal	$399,982	$1,277,451	$1,677,433
State	(25,000)	308,149	283,149

Total	$374,982	$1,585,600	$1,960,582

A reconciliation of the (provision) benefit for income taxes at the statutory federal tax rates to the Company’s actual provision for income taxes is as follows:

	2006	2005	2004

Tax (provision) benefit at statutory rate	$(3,535,462)	$(1,513,345)	$1,888,516
State taxes (net of federal benefit)	(524,281)	(262,760)	271,557
Meals and entertainment	(77,571)	(61,471)	(2,247)
Other	63,783	(119,210)	(197,244)

Total (provision) benefit for income taxes	$(4,073,531)	$(1,956,786)	$1,960,582

AXIA HEALTH MANAGEMENT, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2006

December 31, 2005 and 2004

NOTE 11 – INCOME TAXES (CONTINUED)

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The Company’s deferred tax assets and liabilities are attributable to the following temporary differences:

	2006	2005

Current deferred tax assets (liabilities):
Reserves and accrued assets (liabilities)	$1,749,072	$599,709
Cash to accrual adjustment	—	(688,331)

Total current deferred tax assets (liabilities)	1,749,072	(88,622)

Noncurrent deferred tax assets (liabilities):
Property and equipment	(382,072)	(399,089)
Intangibles	(17,739,132)	(19,189,854)
Stock acquisition costs	—	(260,421)
Net operating loss carryforward	9,350,835	10,393,222

Total noncurrent deferred tax assets (liabilities)	(8,770,369)	(9,456,142)

Net deferred tax assets (liabilities)	(7,021,297)	(9,544,764)
Valuation allowance	—	—

Net deferred tax assets (liabilities)	$(7,021,297)	$(9,544,764)

At September 30, 2006 and December 31, 2005, the Company had net operating loss carryforwards of approximately $24,900,000 and $27,700,000, respectively, for federal and state corporate tax reporting purposes that begin to expire in the year 2019 for federal purposes and various years for state purposes.

The Company has not provided a valuation allowance for its deferred tax assets since management believes it is “more likely than not” that such amount will be recoverable through future taxable income and/or available tax planning strategies.

Due to the change in ownership of a subsidiary, Internal Revenue Code Section 382 limitations were applied in arriving at the 2006 net operating loss carryforward. Additionally, utilization of the net operating loss carryforwards may be limited in certain circumstances including, among other things, a cumulative stock ownership change of greater than 50 percent, as defined, over a three-year period.

AXIA HEALTH MANAGEMENT, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2006

December 31, 2005 and 2004

NOTE 12 – RELATED PARTY TRANSACTION

The Company leased a townhome from a related party for business purposes. The monthly lease payment was $1,350. The Company recorded rent expense related to this lease of approximately $14,000 for the nine month period ended September 30, 2006, $16,000 for the year ended December 31, 2005, and $1,500 for the period from August 17, 2004 (inception) to December 31, 2004. In March 2006, the related party sold the townhome and terminated the lease.

NOTE 13 – MEMBER ALLOCATIONS

The Limited Liability Company Agreement (the Agreement) provides for six classes of membership units. The column of membership units issued is as of September 30, 2006:

	Authorized	Issued

Class A	80,000,000	61,349,500
Class B	31,000,850	31,000,841
Class B2	1,050,000	1,046,000
Class C	6,303,836	6,295,503
Class D	5,269,942	5,261,609
Class E	5,269,942	5,261,608

Class A units have been issued in return for cash contributed to the Parent, and Class B units have been issued in exchange for shares of common stock of the various companies that have been acquired by the Company. Class B2 units are profits interests that have been issued in connection with one of the Company’s acquisitions. Class C, D and E units are defined as incentive units to be issued to key employees of the Company. Voting rights have been allocated to certain units as detailed in the Agreement.

Profits and losses of the Parent are allocated to the various units in accordance with terms of the Agreement. Distributions are to be made in accordance with the Agreement.

NOTE 14 – EMPLOYEE BENEFITS

The Company has a qualified 401(k) salary deferral plan (defined contribution plan). The plan covers substantially all full-time employees age 21 and older who have completed thirty days of service. Participants may voluntarily contribute up to 100% of their annual wages not to exceed limits established by the Internal Revenue Service. The Company provides a discretionary matching contribution. The Company may also make annual contributions to the plan at the discretion of its Board of Directors. Participants are vested in the Company’s matching contributions based upon years of service. The Company’s 401(k) salary deferral plan expense was $284,543 for the nine month period ended September 30, 2006, $206,046 for the year ended December 31, 2005, and $28,711 for the period from August 17, 2004 (inception) through December 31, 2004.

AXIA HEALTH MANAGEMENT, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2006

December 31, 2005 and 2004

NOTE 15 – FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amounts of cash and cash equivalents, certificate of deposit, receivables, accounts payable and various accrued liabilities approximate fair values based on the liquidity of these financial instruments and based on their short-term nature. The carrying value of long-term debt approximates market because such debt bears interest at a rate that approximates current market rates.

NOTE 16 – CONCENTRATION OF CREDIT RISK

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of temporary cash investments and accounts receivable. The Company places their temporary cash investments with quality financial institutions and, by policy, limits the amount of credit exposure to the amount in excess of the FDIC insurance coverage limit of $100,000. However, periodically throughout the year, the Company’s cash balances may exceed the FDIC insurance coverage limit. Management, however, does not anticipate nonperformance by the institutions. Accounts receivable are not collateralized.

NOTE 17 – MAJOR CUSTOMERS

Revenues include fees from two customers which approximated 23% and 13% of total revenue for the nine month period ended September 30, 2006, 39% and 35% for the year ended December 31, 2005, and 39% and 35% for the period from August 17, 2004 (inception) through December 31, 2004, respectively.

NOTE 18 – ADVERTISING

Advertising expense totaled $3,717,575 for the nine month period ended September 30, 2006, $3,331,853 for the year ended December 31, 2005, and $134,661 for the period from August 17, 2004 (inception) through December 31, 2004.

NOTE 19 – CASH FLOW DISCLOSURE

Cash paid for interest and income taxes is as follows:

	2006	2005	2004

Interest	$3,046,380	$2,422,444	$43,611

Income taxes	$5,480,454	$728,392	$—

AXIA HEALTH MANAGEMENT, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2006

December 31, 2005 and 2004

NOTE 19 – CASH FLOW DISCLOSURE (CONTINUED)

The Company had the following non-cash investing and financing transactions:

	2006	2005	2004

The Parent issued Class B membership interests in connection with its acquisitions	$5,000,000	$9,067,441	$25,687,800

NOTE 20 – MEMBER UNIT-BASED COMPENSATION

The Limited Liability Company Agreement (the LLC Agreement) provides for three classes of Ownership Member Units (Class C, D and E) that are classified as incentive member units and therefore fall under the scope of APB No. 25 and SFAS No. 123 for the nine months ended September 30, 2006, the year ended December 31, 2005, and the period from August 17, 2004 (inception) through December 31, 2004.

The table summarizes the Units outstanding for each class of Ownership Member Units as of September 30, 2006, and December 31, 2005 and 2004, as follows:

	September 30, 2006	December 31, 2005	December 31, 2004

Class C	6,295,503	6,303,836	3,963,051
Class D	5,261,609	5,269,942	3,183,435
Class E	5,261,608	5,269,942	3,183,435

The Class C Units vest in five equal annual installments on each anniversary of the grant date; provided, however that Class C Units vest in their entirety upon the sale of the Company or Public Offering of the Company’s equity.

The Class D Units do not have a time vesting feature and vest in their entirety upon the sale of the Company or Public Offering of the Company’s equity, if (i) in connection with such sale of the Company, the aggregate consideration payable will result in the members owning Class A Units having received distributions pursuant to Sections 5.2(a) and (d) of the LLC Agreement equal to 2.5 times the Class A Contribution Amount or if the distributions are occurring within 2 years of November 23, 2004, 2.25 times the Class A Contribution Amount (“Target One Amount”) or (ii) in connection with such Public Offering, the aggregate consideration (based on the fair market value of the Company and number of shares of Common Stock issued in the conversion as determined in accordance with Section 9.4 of the LLC Agreement) received by the members owning Class A Units will have a value equal to the Target One Amount.

AXIA HEALTH MANAGEMENT, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2006

December 31, 2005 and 2004

NOTE 20 – MEMBER UNIT-BASED COMPENSATION (CONTINUED)

The Class E Units do not have a time vesting feature and vest in their entirety upon the sale of the Company or Public Offering of the Company’s equity, if (i) in connection with such sale of the Company, the aggregate consideration payable will result in the members owning Class A Units having received distributions pursuant to Sections 5.2(a) and (d) of the LLC Agreement equal to 3.5 times the Class A Contribution Amount or if the distributions are occurring within 2 years of November 23, 2004, 2.75 times the Class A Contribution Amount (“Target Two Amount”) or (ii) in connection with such Public Offering, the aggregate consideration (based on the fair market value of the Company and number of shares of Common Stock issued in the conversion as determined in accordance with Section 9.4 of the LLC Agreement) received by the members owning Class A Units will have a value equal to the Target Two Amount.

Effective January 1, 2006, the Company adopted Statement of Financial Accounting Standards No. 123(R), Share-Based Payment (SFAS No. 123(R)). This statement replaces SFAS No. 123, Accounting for Stock-Based Compensation and supersedes Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (APB No. 25). SFAS No. 123(R) requires that all stock-based compensation be recognized as an expense in the financial statements and that such cost be measured at the fair value of the award. The Company has elected to utilize the modified prospective transition method for adopting SFAS No. 123(R). Under this method, the provisions of SFAS No. 123(R) apply to all awards granted or modified after the date of adoption. In addition, the unrecognized expense of awards not yet vested at the date of adoption, determined under the original provisions of SFAS No. 123, shall be recognized in net earnings in the periods after the date of adoption. SFAS No. 123(R) also requires that excess tax benefits related to stock option exercises be reflected as financing cash inflows instead of operating cash inflows. The Company did not (1) grant new awards after the effective date (January 1, 2006) or (2) have existing awards that were modified, repurchased or cancelled after the effective date. Therefore, the Company recognized no member unit-based compensation cost and no related tax-benefits during the nine month period ended September 30, 2006.

Prior to the Company’s adoption of SFAS No. 123(R), the Company accounted for its member unit-based awards using the intrinsic-value-based method prescribed in APB No. 25 and related interpretations in accounting as permitted by SFAS No. 123, Accounting for Stock-Based Compensation. The intrinsic value of the incentive units was determined by comparing the unit price (or deemed market value) of each unit with the cost the member was required to pay to acquire the unit. In accordance with APB No. 25, the incentive units were deemed to have fixed terms and to be non-compensatory. The deemed market value and cost to each member for each unit was zero for all grants during 2005 and 2004.

In December of 2005, the Company amended several of the incentive unit agreements to decrease or grant additional units issued to ownership members. Under SFAS  No. 123, a modification of the terms of an award that makes it more valuable shall be treated as an exchange of the original award for a new award. However, the deemed market value and cost to each member for each unit retained continued to be zero after the modification. As a result there was no impact to compensation expense in 2005.

For the year ended December 31, 2005, and the period from August 17, 2004 (inception) through December 31, 2004, the Company recorded no compensation expense under APB No. 25.

AXIA HEALTH MANAGEMENT, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2006

December 31, 2005 and 2004

NOTE 20 – MEMBER UNIT-BASED COMPENSATION (CONTINUED)

The following illustrates the effect on net income (loss) if the Company had applied the fair value recognition provisions of SFAS No. 123 to member unit-based employee compensation for the nine month period ended September 30, 2006, the year ended December 31, 2005, and the period from August 17, 2004 (inception) through December 31, 2004:

	2006	2005	2004

Net income (loss), as reported	$6,324,886	$2,494,228	$(3,593,878)

Member unit-based employee compensation expense, net of related tax effects	(11,668)	(651)	—

Pro forma net income (loss)	$6,313,218	$2,493,577	$(3,593,878)

A summary of unit activity (Class C, D and E Membership Units shown separately) follows:

	Class C	Class D	Class E

Outstanding at August 17, 2004	—	—	—
Granted	3,963,051	3,183,435	3,183,435
Forfeited	—	—	—

Outstanding at December 31, 2004	3,963,051	3,183,435	3,183,435
Granted	2,340,785	2,086,507	2,086,507
Forfeited	—	—	—

Outstanding at December 31, 2005	6,303,836	5,269,942	5,269,942
Granted	—	—	—
Forfeited	(8,333)	(8,333)	(8,334)

Outstanding at September 30, 2006	6,295,503	5,261,609	5,261,608

Vested at September 30, 2006	1,082,938	—	—

AXIA HEALTH MANAGEMENT, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2006

December 31, 2005 and 2004

NOTE 20 – MEMBER UNIT-BASED COMPENSATION (CONTINUED)

There are 25,000 C, D and E units, respectively, that have an exercise price of $1.00. The weighted average exercise price for all units outstanding and exercisable at September 30, 2006, was less than one cent. The weighted average remaining contractual term for the C, D and E units expire upon the granted employee’s termination, in accordance with the LLC Agreement.

Cash received from unit exercises under all share-based payment arrangements during the nine month period ended September 30, 2006, the year ended December 31, 2005, and the period from August 17, 2004 (inception) through December 31, 2004 was $0. The actual tax benefit realized for the tax deductions from unit exercise of the share-based payment arrangements totaled $0 for the nine month period ended September 30, 2006, the year ended December 31, 2005, and the period from August 17, 2004 (inception) through December 31, 2004.

NOTE 21 – CONTINGENCY

The Company is contingently liable in respect to lawsuits and claims, including one claim with damages claimed in excess of $1,100,000, incidental to the ordinary course of its operations. A provision was made in the accompanying consolidated financial statements in the amount of $155,000 related to litigation involving a subsidiary that existed at December 31, 2005. This litigation was settled during the nine month period ended September 30, 2006, for approximately $160,000. In the opinion of management, based upon consultation with legal counsel, the ultimate outcome of other matters should not have a material adverse effect on the Company’s financial condition, results of operations or liquidity.

NOTE 22 – SUBSEQUENT EVENTS

On October 11, 2006 a definitive agreement was signed by Healthways, Inc. (Healthways) and Axia Health Management, LLC for Healthways to acquire the membership units of the Company for $450,000,000. The acquisition closed on December 1, 2006. The Company will operate as a division of Healthways whose headquarters will remain in Nashville, Tennessee. As part of the agreement, the bank notes, which totaled approximately $61,970,000 at September 30, 2006, were retired.

This information is an integral part of the accompanying consolidated financial statements.